EXHIBIT 5

                               COMPANY LETTERHEAD







September 11, 2000

Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas 75201-3391

Ladies and Gentlemen:

         This opinion of counsel is given in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Halliburton Company (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement incorporates by reference the contents of the Company's earlier registration statements on Form S-8 (Securities and Exchange Commission File Nos. 33-54881 and 333-40717). The Registration Statement relates to the offering, sale and delivery of an aggregate of up to 18,000,000 shares of the Company's common stock, par value $2.50 per share (the "Common Stock") and accompanying Preferred Stock Purchase Rights, pursuant to the Halliburton Company 1993 Stock and Long-Term Incentive Plan (the "Plan").

         Before rendering this opinion, I have examined such certificates, instruments and documents, including the Plan and copies of the relevant resolutions passed by the board of directors and stockholders of the Company. The Plan provides that the shares of Common Stock to be issued thereunder may be authorized but unissued Common Stock or Common Stock previously issued, reacquired and held in treasury by the Company.

         Based upon the foregoing examination and review, I am of the opinion that the shares of Common Stock to be issued pursuant to various awards under the Plan have been duly authorized and when the shares of Common Stock are issued and paid for in accordance with the terms of the Plan and any stock option, restricted stock or other agreement pursuant to which such shares may be issued under the Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable and any related Preferred Stock Purchase Rights shall be validly issued.

         This opinion is rendered as of the effective date of the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                          /s/ Bruce A. Metzinger
                                         ------------------------------
                                              Bruce A. Metzinger
                                              Senior Counsel and
                                              Assistant Secretary